                                                                  EXHIBIT (i)(2)


                 CONSENT OF SWIDLER BERLIN SHEREFF FRIEDMAN, LLP

     We hereby consent to the reference to our firm included in the prospectus and statement of additional information of Prudential Government Income Fund, Inc. filed as part of Registration Statement No. 2-82976 and to the use of our opinion of counsel, incorporated by reference to Exhibit (i) to Post-Effective Amendment No. 27 to the Registration Statement on Form N-1A (File No. 2-82976).


                                       Swidler Berlin Shereff Friedman, LLP
                                       /s/ Swidler Berlin Shereff Friedman, LLP

New York, New York
April 28, 2000